UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2022

REX AMERICAN RESOURCES
CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-09097

Delaware	31-1095548

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7720 Paragon Rd.
Dayton, Ohio 45459
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 276-2931

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of REX American Resources Corporation (the “Company”) engaged Pearl Meyer & Partners LLC (“Pearl Meyer”) to assess the compensation payable to the Company’s named executive officers and non-employee directors and make recommendations for market-based adjustments.

Following its review of Pearl Meyer’s recommendations, on May 24, 2022, the Compensation Committee approved and recommended to the Board for approval, and the Board approved: (i) changes to the employment agreements (which had not been modified since 2018) between the Company and Stuart A. Rose, the Company’s Executive Chairman of the Board, Zafar A. Rizvi, the Company’s Chief Executive Officer, and Douglas L. Bruggeman, the Company’s Vice President Finance, Chief Financial Officer and Treasurer, effective as of February 1, 2022, (ii) the grant to Messrs. Rizvi and Bruggeman of performance-based long-term incentive awards under the Company’s 2015 Incentive Plan (the “Plan”) in the form of restricted stock units (the “2022 TSR Awards”), with vesting and payment based on total shareholder return of the Company, and (iii) updated the Company’s compensation arrangements for its non-employee directors effective as of February 1, 2022.

The changes to the employment agreements with Messrs. Rizvi, Bruggeman and Rose, the long-term performance-based incentive awards granted to Messrs. Rizvi and Bruggeman and the changes in the compensation program for the non-employee directors are briefly described below.

Amended Employment Agreements

Mr. Rizvi’s employment agreement was amended to increase his annual base salary from $225,000 to $275,000, to increase the percentage of the Company’s adjusted net income on which his annual incentive bonus is based from 3% to 4.5% and to increase the annual cap on the bonus from $2,000,000 to $5,000,000. In addition, the minimum amount of the incentive bonus Mr. Rizvi will be entitled to receive in the event his employment is terminated by the Company without cause or, following a change in control, for good reason (which will be calculated without regard to the normal annual cap and paid in cash), was increased from $500,000 to $1,000,000, with the amount of such bonus capped at $6,000,000.

Mr. Bruggeman’s employment agreement was amended to increase his annual base salary from $275,700 to $300,000, to increase the percentage of the Company’s adjusted net income on which his annual incentive bonus is based from 1.5% to 2.25% and to increase the annual cap on the bonus from $1,500,000 to $2,500,000. In addition, the minimum amount of the incentive bonus Mr. Bruggeman will be entitled to receive in the event his employment is terminated by the Company without cause or, following a change in control, for good reason (which will be calculated without regard to the normal annual cap and paid in cash), was increased from $500,000 to $1,000,000, with the amount of such bonus capped at $3,000,000.

Mr. Rose’s employment agreement was amended to increase his annual base salary from $154,500 to $225,000, to increase the percentage of the Company’s adjusted net income on which his annual incentive bonus is based from 2.2% to 2.5% and to increase the annual cap on the bonus from $1,500,000 to $2,500,000. In addition, the minimum amount of the incentive bonus Mr. Rose will be entitled to receive in the event his employment is terminated by the Company without cause or, following a change in control, for good reason (which will be calculated without regard to the normal annual cap and paid in cash), was increased from $500,000 to $1,000,000, with the amount of such bonus capped at $3,000,000.

In addition, each of the amended employment agreements provides that: (i) any losses incurred by the Company related to the Company’s proposed carbon sequestration project, or any other new investment in an operating entity, for the period through the end of the second year after commencement of operations, will not reduce the bonus calculation, (ii) 50% of pre-tax losses of the Company in any year must be recouped in the following years before any incentive bonus is paid, and (iii) 25% of each annual incentive bonus earned will be paid in restricted stock issued under the Plan and the remainder in cash,

The foregoing description is only a brief summary of the changes made to the employment agreements between each of Messrs. Rizvi, Bruggeman and Rose and the Company and is qualified in its entirety by reference to the amended employment agreements, which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Performance-Based Long-Term Incentive Awards

The 2022 TSR Awards granted to Messrs. Rizvi and Bruggeman on May 24, 2022 were granted under the Plan in the form of restricted stock units, each of which represents the right of the recipient to receive one share of common stock of the Company on vesting.

The number of restricted stock units subject to each 2022 TSR Award that may vest at the end of the three year performance period, which commenced January 1, 2022, ranges from 0% to 200% of the specified target number of restricted stock units subject to the award, based on the Company’s total shareholder return (“TSR”) in comparison to the TSR of the companies that comprise the Russell 2000 Index during the performance period, provided that the recipient of the award remains a full-time employee of the Company during the entire performance period. The percentage of the target number of restricted stock units that will vest at the end of the performance period of the 2022 TSR Awards will be 100% if the Company’s TSR ranks above the 50th percentile of the index group’s TSR, with decreasing percentages of the target number of restricted stock units vesting for performance at or below the 50th percentile (down to 0% for Company TSR performance below the 40th percentile of the index group) and with increasing percentages of the target number of restricted stock units vesting for performance above the 50th percentile (up to a maximum of 200% for Company TSR performance at the 90th percentile of the index group or above), all as set forth in the award agreement. If the Company’s TSR is negative during the performance period, the maximum number of restricted stock units that can vest is 100%, even for performance above the 60th percentile of the index group.

In the event that, during the three year performance period for the 2022 TSR Awards (but prior to any change in control), the employment of Mr. Rizvi or Mr. Bruggeman is terminated by the Company without cause or by him for good reason, the performance goals on which the achievement of the restricted stock units subject to the awards are based will be deemed satisfied at the greater of the 100% level of performance or the Company’s actual TSR performance as of the date of the occurrence of such event relative to the index group, and will be paid within 30 days after the occurrence of such event. In the event that, during such period, Mr. Rizvi or Mr. Bruggeman dies or becomes totally disabled, the performance goals on which the achievement of the restricted stock units subject to the awards are based will be deemed satisfied at the 100% level of performance, and will be paid within 30 days after the occurrence of such event.

In the event of a change in control (as defined in the Plan) of the Company during the performance period for the 2022 TSR Awards, the performance goals on which the achievement of the restricted stock units subject to the award are based will be deemed satisfied at the greater of the 150% level of performance or the Company’s actual TSR performance as of the date of the change in control relative to the index group. If the 2022 TSR Award is assumed or substituted by the acquirer or a specified related party in connection with the change in control, the award will vest and become payable if the executive remains employed through the end of the three year performance period (or his earlier death or disability or the termination of his employment by the Company without cause or by him for good reason). If the 2022 TSR Award is not so assumed or substituted in connection with the change of control, the award will become fully vested as of the date of the change in control and will be paid within 30 days thereafter.

The target number of restricted stock units subject to the 2022 TSR Awards granted to Messrs. Rizvi and Bruggeman are 15,000 units and 7,500 units, respectively.

The foregoing description of the 2022 TSR Awards is only a brief summary of the terms of the awards and is qualified in its entirety by reference to the full form of Restricted Stock Unit Award Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation Arrangements

Under the updated compensation arrangements approved by the Board for the Company’s directors who are not officers or employees of the Company, which are effective as of February 1, 2022, the annual retainer was increased from $45,000 to $70,000, and the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash retainers of $20,000, $10,000 and $10,000, respectively. The directors who are not officers or employees of the Company also will continue to be reimbursed for reasonable travel expenses and will receive an additional $5,000 if the director serves on one or more Board committees.

In addition, each director who is not an employee of the Company will receive an annual $50,000 grant of restricted stock under the Plan (increased from the previous $25,000) based on the closing price of the Company’s common stock on the date of grant, which will continue to vest in one-third installments on the first three anniversaries of the grant. In addition the Lead Director will receive an additional $25,000 (increased from the previous $12,500) grant of restricted stock with the same three-year vesting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated as of May 24, 2022 between Rex Radio and Television, Inc. (a subsidiary of the Company) and Zafar A. Rizvi.*

10.2	Employment Agreement dated as of May 24, 2022 between Rex Radio and Television, Inc. (a subsidiary of the Company) and Douglas L. Bruggeman.*

10.3	Employment Agreement dated as of May 24, 2022 between Rex Radio and Television, Inc. (a subsidiary of the Company) and Stuart A. Rose.*

10.4	Form of REX American Resources Corporation Restricted Stock Unit Award Agreement (Employee-Performance Based Vesting Award).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: May 27, 2022	By:	/s/ Douglas L. Bruggeman
Name: Douglas L. Bruggeman
Title: Vice President-Finance, Chief Financial Officer and Treasurer
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